Exhibit 32.1

Section 1350 Certification of the

Corporation’s Chief Executive Officer

Pursuant to Subsections (a) and (b) of Section 1350 of Chapter 63 of Title 18 of the United States Code in accordance with Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Richard W. Evans, Jr., Chief Executive Officer, of Cullen/Frost Bankers, Inc. (the “Corporation”), hereby certifies, to his knowledge, that the Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ Richard W. Evans, Jr.	October 21, 2009
Richard W. Evans, Jr.

The forgoing certification is being furnished solely pursuant to Subsections (a) and (b) of Section 1350 of Chapter 63 of Title 18 of the United States Code in accordance with Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.